EXHIBIT 2.1
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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                          SILVER RIVER VENTURES, INC.,

                        SILVER RIVER ACQUISITIONS, INC.,

                           BIOFORCE NANOSCIENCES, INC.

                                       AND

                     H. DEWORTH WILLIAMS AND EDWARD F. COWLE






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                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 30th day of November 2005 by and among SILVER RIVER VENTURES, INC., a Nevada Corporation ("Silver River"), SILVER RIVER ACQUISITIONS, INC., a Nevada corporation ("Merger Sub"), BIOFORCE NANOSCIENCES, INC., a Delaware corporation ("BioForce") and H. Deworth Williams and Edward F. Cowle, principal stockholders of Silver River who will make certain representations, warranties and covenants herein ("Principal Stockholders") (the "SR Stockholders").

       WHEREAS, Silver River desires to acquire BioForce as a wholly owned subsidiary and to issue shares of Silver River common stock to the security holders of BioForce upon the terms and conditions set forth herein. Merger Sub is a newly-created, wholly-owned subsidiary corporation of Silver River that will be merged with and into BioForce, whereupon BioForce will be the surviving corporation and will become the wholly owned subsidiary of Silver River. Merger Sub and BioForce are sometimes collectively hereinafter referred to herein as the "Constituent Corporations");

       WHEREAS, the boards of directors of Silver River, Merger Sub and BioForce, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merges with and into BioForce pursuant to this Agreement and the Certificate of Merger (in the form attached hereto as Attachment "A") and pursuant to applicable provisions of law (such transaction is hereafter referred to as the "Merger");

       WHEREAS, the SR Stockholders own, beneficially and of record, 1,746,610 shares of common stock of Silver River, representing 87.3% of the issued and outstanding common stock of Silver River; and

       WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

       NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

       SECTION 1 Acquisition of BioForce Nanosciences, Inc. The parties to this Agreement do hereby agree that Merger Sub will be merged with and into BioForce upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Statutes ("NRS") and the Delaware General Corporation Law (the "DGCL"). It is the intention of the parties hereto that this transaction qualifies as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

       SECTION 2 Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub will be merged with and into BioForce as of the Effective Time of the Merger (the terms "Closing" and "Effective Time of the Merger" are defined in Section 6 hereof). BioForce will be the surviving corporation (hereinafter sometimes referred to as the

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"Surviving  Corporation") and the separate existence of Merger Sub will cease at the Effective Time of the Merger. BioForce, as the Surviving Corporation, will succeed to and assume all the rights and obligations of Merger Sub in accordance with the NRS and the DGCL, as described below. Consummation of the Merger will be upon the following terms and subject to the conditions set forth herein:

       (a) Corporate Existence. Commencing at the Effective Time of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue its corporate existence as a Delaware corporation; and
             (i) it will thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

             (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations will, except as otherwise set forth herein, be taken and deemed to be transferred to and will be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

             (iii) all  rights of  creditors  and all  liens,  if any,  upon any property of any of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation.

       (b) Effective Time of the Merger. At the Effective Time of the Merger,

             (i) the Certificate of Incorporation and the Bylaws of BioForce, as existing and in effect immediately prior to the Effective Time of the Merger, will be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation;

             (ii) the members of the Board of Directors of BioForce holding office immediately prior to the Effective Time of the Merger will remain as the members of the Board of Directors of the Surviving Corporation until their respective successors are elected or appointed and qualified (if on or after the Effective Time of the Merger a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Corporation); and

             (iii) until the Board of  Directors  of the  Surviving  Corporation
                   otherwise determines, all persons who hold offices of BioForce at the Effective Time of the Merger will continue to hold the same offices of the Surviving Corporation.

       (c) Conversion of Securities. At the Effective Time of the Merger and without any action on the part of Silver River, Merger Sub, BioForce or the holders of any of the securities of any of these corporations, each of the following will occur:

             (i) The 13,397,425 shares of BioForce common stock issued and outstanding immediately prior to the Effective Time of the Merger, which amount includes shares to be issued by BioForce prior to the Closing upon the conversion of certain outstanding options and warrants to acquire shares of Bio


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                    Force  common  stock,  will be  converted  into the right to receive an aggregate of 16,000,000 shares of Silver River common stock, which shares will reflect the two (2) shares for one (1) share forward stock split to be effected prior to the Closing of the Merger and as depicted in Section 4(d) below. Accordingly, each one (1) share of BioForce common stock is to be converted into the right to receive 1.19426
                    shares  of  Silver  River  common  stock  (the   "Conversion
                    Ratio"). No fraction of any share of Silver River common stock will be issued to any former holder of BioForce common stock; rather, the number of shares of Silver River common stock otherwise issuable, if other than a whole number, will be rounded to the nearest whole number. The holders of such certificates previously evidencing shares of BioForce common stock outstanding immediately prior to the Effective Time of the Merger will cease to have any rights with respect to such shares of BioForce's common stock except as otherwise provided herein or by law. (ii) Any shares of BioForce capital stock held in the treasury of BioForce immediately prior to the Effective Time of the Merger will automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto. At the Effective Time of the Merger, the stock transfer books of BioForce will be closed and thereafter, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of BioForce common stock which were outstanding immediately prior to the Effective Time.

             (iii) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger will remain in existence as one share of common stock of the Surviving Corporation, which will be owned by Silver River.

             (v) The 1,999,975 shares of Silver River common stock issued and outstanding prior to the Merger, which shares will be increased to 3,999,950 shares as a result of the 2 shares for 1 share Forward Stock Split described in Section 2(d) below, will remain issued and outstanding after the Effective Time of the Merger.

       (d) Forward Stock Split. Prior to the Closing of the Merger, Silver River will take all requisite and necessary action to effect a forward stock split (the "Forward Stock Split") of its issued and outstanding shares of common stock on a 2 shares for 1 share basis, the effect of which will increase the number of issued and outstanding shares of Silver River common stock to 3,999,950 shares. In connection with the Forward Stock
       Split, no fraction of any share Silver River Shares will be issued; rather, the number of shares otherwise issuable, if other than a whole number, will be rounded up to the next whole number.

       (e) Restricted Securities.

             (i) None of the shares of Silver River common stock into which the shares of BioForce common stock are to be converted will, at the Effective Time of the Merger, be registered under the Securities Act of 1933, as amended (the "Securities Act") but, rather, will be deemed to have been issued pursuant to an exemption or exemptions therefrom (subject to the satisfaction of certain other terms and


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                    conditions  hereof)  and  will  be  considered   "restricted
                    securities" within the meaning of Rule 144 promulgated under the Securities Act. All shares of Silver River common stock to be issued pursuant to this Agreement will be exempt from registration under the Securities Act pursuant to Section 4(2) of that Act and Regulation D - Rule 506 and/or
                    Regulation  S  promulgated   thereunder,   and  certificates
                    representing the shares will bear a restrictive legend worded substantially as follows and as may otherwise be required:

                         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the corporation."

            (ii) At the Closing, Silver River will direct its transfer agent to record, as soon as practicable after the Closing, the issuance of Silver River common stock to the holders of BioForce's common stock pursuant to the provisions set forth above. The transfer agent will annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There will be no requirement of Silver River to register under the Securities Act any shares of Silver River common stock in connection with the Merger.

       (f)   Other Matters.

             (i) mmediately prior to the Effective Time of the Merger, BioForce will have no more than 14,785,588 shares of BioForce common stock issued and outstanding, which may include the 13,397,425 shares of BioForce common stock referenced in Section 2(c)(i) above and 1,388,163 shares of BioForce common stock which may be issued upon exercise or conversion of certain options and warrants outstanding on the date hereof. Immediately prior to the Effective Time of the Merger, Silver River will have no more than 3,999,950 shares of Silver River common stock and no other series of common stock issued and outstanding.

             (ii) From and after the Closing and with a view to making available to holders of Silver River common stock issuable hereunder the benefits of Rule 144 of the Securities Act, or any other similar rule or regulation of the Securities and Exchange Commission ("SEC"), Silver River will take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Silver River common stock and furnish to any holder of Silver River common stock forthwith, upon request, a written statement by Silver River as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of Silver River as filed with the SEC and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Silver River common stock without registration, upon satisfaction of all applicable provisions of Rule 144.

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                    Silver River agrees to facilitate and expedite  transfers of the shares of Silver River common stock pursuant to Rule 144 under the Securities Act, which efforts will include timely notice to its transfer agent to expedite such transfers of such shares.

             (iii) Immediately prior to the Closing, the Silver River Board of Directors will nominate and elect to the Silver River Board, Eric Henderson, Jean-Jacques Sunier and Larry Gold, effective immediately upon the Closing, and Silver River will cause all of the persons then serving as directors and officers of Silver River immediately prior to the Closing to tender their resignations as directors and executive officers of Silver River, effective immediately upon the Closing. Following the Closing, the Silver River Board will be granted the right to appoint up to three additional Directors to the Silver River Board of Directors. All such directors shall serve in such capacities until the next meeting of stockholders of Silver River at which directors are elected.

            (iv)    The parties hereto  acknowledge  and agree that,  subject to
                    Section 2(g), at the Closing of this Agreement, Williams Investment Company, a private company having its principal offices in Salt Lake City, Utah will have earned and be entitled to a one-time fee of $250,000 in consideration for certain services rendered in connection with the consummation of this Agreement and other services. Silver River and BioForce agree that the $250,000 fee is to be paid as set forth below in Section 2(g) below.

             (v)    Following  the  Closing  of this  Agreement,  as  defined in
                    Section 2(g) below, current holders of BioForce stock options and warrants will have their options and warrants converted into new options and warrants, exercisable to purchase shares of Silver River common stock, on terms and conditions equivalent to the existing terms and conditions of the respective BioForce options and/or warrants. The parties hereto acknowledge and agree that the maximum number of shares of Silver River common stock to be available for the conversion of existing BioForce stock options and warrants following the Closing will be 1,657,828 shares. This number has been determined by taking the maximum number of BioForce shares (1,388,163) into which the existing BioForce stock options and warrants may be converted and multiplying by 1.19426 (Conversion Ratio). Also, each new option or warrant will be exercisable or convertible into a number of Silver River shares equal to the number of BioForce shares subject to the existing option or warrant, multiplied by the Conversion Ratio. Further, the exercise price per shares for each new option or warrant to purchase Silver River shares will equal the conversion price per share of the existing BioForce options or warrants, divided by the Conversion Ratio. -

            (vi) If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Silver River are hereby fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

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       (g)   Financing.

             (i) Following the execution of this Agreement, the parties hereto agree that Silver River will use its best efforts to arrange for financing in the form of a private placement of its securities for a minimum of $2.5 million and a maximum of $6.0 million for the benefit of BioForce and Silver River (the "Private Placement"). The parties hereto further agree that Williams Investment Company will assist in arranging for this financing. Williams Investment Company will participate only as a finder in any prospective financing and will not negotiate for or participate in the actual sale of any securities.

             (ii) The Private Placement will be made pursuant to an equity-based security in the form of a "Unit," each Unit consisting of one share of Silver River common stock (post-split) and one stock purchase warrant to purchase one additional share of Silver River common stock (post-split). Each Unit will be offered at a price of $1.50 per Unit. Each common stock purchase warrant included in the Unit will entitle the holder to purchase one additional share of Silver River common stock at the price of $1.75 per share for a 45-day period beginning on the effective date of the registration statement described in Section 2(g)(vi) below, and each common stock purchase warrant will expire if unexercised at the end of such 45-day period. All other terms of the Private Placement and the warrants shall be approved by BioForce in its reasonable discretion.

             (iii) In connection with the Private Placement, BioForce agrees to assist Silver River in the preparation of a confidential private placement memorandum (the "PPM") to be used in connection with the offering of Units and to provide Silver River with all information, documents and financial statements with respect to BioForce required and necessary to be included in the PPM.

             (iv) All funds realized from the Private Placement financing will be placed into a special escrow account with an escrow agent reasonably acceptable to both Silver River and BioForce until both (A) the minimum of $2,500,000 in gross proceeds has been realized pursuant to the Private Placement and (B) the Merger has been completed and the Closing of this Agreement has occurred. Upon the satisfaction of the above criteria, the funds will be released to BioForce and Silver River.


             (v) Upon realizing the minimum $2,500,000 in gross proceeds from the Private Placement and effecting the Closing of this Agreement, the $250,000 one-time fee described in Section 2(f)(iv) above will be payable to Williams Investment Company and the parties hereto agree that the fee will be paid immediately upon the escrowed funds being released from the special escrow account.

            (vi) Following completion of the Private Placement and the Closing of this Agreement, the parties hereto agree to use their best effort to cause Silver River to prepare and file with the SEC a registration statement on Form SB-2, or other equivalent and appropriate form, relating to certain issued

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                    and outstanding  shares of Silver River common stock.  Those shares of Silver River common stock that may be included in the registration statement will be (x) shares of Silver River common stock included within the Units sold pursuant to the Private Placement, including those shares of common stock underlying the stock purchase warrants; (y) shares of certain current BioForce stockholders that have existing registration rights relating to their BioForce shares and who will receive Silver River shares pursuant to the Merger; and (z) such other shares as may be determined by the Silver River Board of Directors following the Closing.

       SECTION 3 Delivery of Shares. On or as soon as practicable after the Effective Time of the Merger, BioForce will use reasonable efforts to cause all holders of BioForce's common stock (the "BioForce Stockholders") to surrender to Silver River's transfer agent for cancellation certificates representing their shares of BioForce's common stock, against delivery of certificates representing the shares of Silver River common stock for which BioForce's common stock is to be converted in the Merger pursuant to Section 2 hereof. Each of the BioForce Stockholders will be required, prior to or upon surrender of their BioForce common stock, to deliver to Silver River an "investment letter" or other written instrument acceptable to the parties hereto, providing, among other things, whether or not the investor is an "accredited investor" as defined under Regulation D of the Securities Act, and whether or not the investor is a "U.S. Person" as defined by Regulation S of the Securities Act. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time of the Merger, represented BioForce common stock, will be deemed for all corporate purposes to evidence ownership of the same number of shares of Silver River common stock into which the shares of BioForce common stock represented by such BioForce certificate will have been so converted.

       SECTION 4 Representations of BioForce. BioForce hereby makes as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

       (a) As of the date hereof and for the purpose of this Agreement, the total number of shares of BioForce common stock issued and outstanding is 13,397,425 shares, which amount includes shares to be issued by BioForce prior to the Closing upon the conversion of certain outstanding options and warrants to acquire shares of Bio Force common stock.

       (b) BioForce common stock constitutes duly authorized and validly issued shares of common stock of BioForce. All shares are fully paid and nonassessable.

       (c) The audited financial statements of BioForce as of and for the year ended December 31, 2004 and unaudited interim financial statements of BioForce for the period ended October 31, 2005, which have been delivered to Silver River, or will be delivered prior to the Closing (hereinafter referred to as the "BioForce Financial Statements"), fairly present the financial condition of BioForce as of the dates thereof and the results of its operations for the periods covered thereby. Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in BioForce Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since October 31, 2005; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of BioForce as reflected in BioForce Financial Statements. BioForce has, or will have at the Closing, good title to all assets, properties or contracts shown on BioForce Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

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       (d) Except as disclosed  in writing to Silver  River,  since  October 31,
       2005, there has not been any material adverse changes in the financial position of BioForce except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of BioForce.

       (e) Except as and to the extent set forth in Attachment 4(e), BioForce is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, the "BioForce's Knowledge"), any governmental investigation or proceeding, not reflected in BioForce Financial Statements, and, to BioForce's Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened in writing against BioForce.

       (f) Neither BioForce nor any of its officers, employees or agents, nor any other person acting on behalf of BioForce, has directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder BioForce's business, or assist it in connection with any actual or proposed transaction, which (i) might be reasonably expected to subject it to any material damage or penalty in any action or to have a material adverse effect on BioForce or its business, assets, properties, financial condition or results of operations (a "Material Adverse
       Effect"), (ii) if not given in the past, might have reasonably been expected to have had a Material Adverse Effect, or (iii) if not continued in the future, might be reasonably expected to have a Material Adverse Effect or to subject BioForce to material suit or penalty in any action.

       (g) BioForce is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified, except where the failure to so qualify would have no Material Adverse Effect.

       (h) BioForce has, or by the Effective Time of the Merger will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

       (i) BioForce has not materially breached any material agreement to which it is a party. BioForce has previously given Silver River copies of or access to all material contracts, commitments and/or agreements to which BioForce is a party.

       (j) BioForce has the requisite corporate power and authority to enter into this Agreement together with such other agreements and documents requisite to this Agreement (the "Transaction Documents") to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, or will prior to the Closing and the Effective Time of the Merger be, duly authorized by BioForce's Board of Directors and by BioForce's stockholders (if necessary). The execution of this Agreement and other Transaction Documents does not materially violate or breach any material agreement or contract to which BioForce is a party, and BioForce, to the extent required, has, or will have by Closing, obtained all necessary approvals or consents required by any agreement to which BioForce is a party. The execution and performance of this Agreement and other Transaction Documents will not violate or conflict with any provision of BioForce's Certificate of Incorporation in effect as of the date hereof, or Bylaws of BioForce.

       (k) Information regarding BioForce which has been delivered by BioForce to Silver River for use in connection with the Merger, including the preparation of the Information Statement and the PPM, was, at the time provided, to BioForce's Knowledge, true and accurate in all material respects.

       (l) To BioForce's Knowledge, BioForce has and at the Closing will have, disclosed in writing to Silver River all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of BioForce.

       (m) To BioForce's Knowledge BioForce is, and has been in material compliance with, and BioForce has conducted any business previously owned or operated by it in material compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance in the aggregate has not had, and would not be reasonably expected to have, a Material Adverse Effect. BioForce has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or claims threatened in writing in connection therewith.

       (n) To BioForce's Knowledge without limiting the foregoing, (i) BioForce and any other person or entity for whose conduct BioForce is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither BioForce nor any other person for whose conduct BioForce is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of BioForce's properties or in connection with BioForce's operations.

       (o) Except as, and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against it as to amount in the latest balance sheet contained in BioForce Financial Statements, there is no basis for any assertion against BioForce of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement or other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will

             (i) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from BioForce to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of BioForce;

            (ii) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of BioForce; or

             (iii) result in the acceleration of the time of payment or vesting of any such benefits.

       (p) Except as disclosed to Silver River in writing and annexed hereto as Attachment 4(p), to BioForce's Knowledge BioForce has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of this Section 4(p), "material" means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments from BioForce to any third party in excess of $100,000.

       (q) To BioForce's Knowledge, no representation or warranty by BioForce contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all documents delivered by BioForce in connection herewith have been and will be complete originals, or exact copies thereof.

       SECTION 5 Representations of Silver River, Merger Sub and the SR Stockholders. Silver River, Merger Sub and the SR Stockholders hereby make jointly and severally, as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

       (a) As of the date hereof and the Effective Time of the Merger, the shares of Silver River common stock to be issued and delivered to the security holders of BioForce hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Silver River common stock, free of all liens and encumbrances.

       (b) Each of Silver River and Merger Sub has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Time of the Merger be duly authorized by the respective Boards of Directors of Silver River and Merger Sub and by Silver River as the sole stockholder of Merger Sub, and
       (ii) except as set forth in Section 7(e) hereof, do not have to be approved or authorized by the stockholders of Silver River. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Silver River, Merger Sub or the SR Stockholders is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Silver River, Merger Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of either Silver River or Merger Sub. Each of the SR Stockholders is an individual and each has the authority and capacity to enter into and execute this Agreement and to be obligated to the terms and conditions set forth herein.

       (c) Silver River has delivered to BioForce a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2004, and 2003, and unaudited financial statements for the nine-month period ended September 30, 2005 (the "Silver River Financial
       Statements"). The Silver River Financial Statements are complete, accurate and fairly present the financial condition of Silver River as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Silver River Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Silver River as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Silver River agrees to provide updated quarterly financial statements as required by the SEC. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Nevada. Silver River has no subsidiaries or affiliates except for Merger Sub and Merger Sub has no subsidiaries or affiliates.

       (d) Since September 30, 2005, there have not been any material adverse changes in the business, financial condition or results of operation of Silver River. At the Closing, neither Silver River nor Merger Sub will have any material assets and neither such corporation now has, nor will it have, any liabilities of any kind other than those reflected in the most recent balance sheet set forth in the Silver River Financial Statements and any costs or liabilities incurred in connection with the Merger (which costs and liabilities, including those liabilities reflected in the most recent balance sheet set forth in the Silver River Financial Statements, collectively will be paid in full by Silver River prior to the Closing so that at Closing, Silver River has no outstanding liabilities).

       (e) Neither Silver River nor Merger Sub is a party to, or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the Silver River Financial Statements, and to the knowledge of the executive officers of Silver River and of the SR Stockholders (herein "Silver River's Knowledge"), there are no material lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against Merger Sub, Silver River, or the management or properties of Silver River or Merger Sub.

       (f) Silver River and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the State of Nevada.

       (g) To Silver River's Knowledge, Silver River and Merger Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Silver River Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither Silver River nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation. Neither Silver River nor Merger Sub is deemed to be an "S Corporation" as defined by Internal Revenue Code of 1986, as amended.

       (h) As of the date of this Agreement, Silver River's authorized capital stock consists solely of 100,000,000 shares of common stock, $0.001 par value, of which 1,999,975 shares are presently issued and outstanding. Prior to the Closing, Silver River will have outstanding 1,999,975 shares of common stock (prior to the Forward Stock Split) and no other capital stock. Prior to the Closing, Silver River will amend its Certificate of Incorporation to increase its authorized capitalization to include 10,000,000 shares of "blank check" preferred stock, and to reflect the 2 shares for 1 share forward stock split to be effected prior to the Closing. Merger Sub's capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock ("Merger Sub's Common Stock"), of which 1,000 shares are outstanding, all of which are owned by Silver River, free and clear of all liens, claims and encumbrances. All outstanding shares of common stock of Silver River and Merger Sub are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Silver River or Merger Sub.

       (i) The financial records, minute books, and other documents and records of Silver River and Merger Sub have been made available to BioForce prior to the Closing The records and documents of Silver River and Merger Sub that have been delivered to BioForce constitute all of the material records and documents of Silver River and Merger Sub that they are aware of or that are in their possession or in the possession of Silver River or Merger Sub.

       (j) Neither Silver River nor Merger Sub has materially breached any material agreement to which it is or has been a party. Prior to the execution of the Agreement, Silver River has given to BioForce copies or access to all material contracts, commitments and/or agreements to which Silver River is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities. Silver River has no leasehold interest or other ownership interest, and no obligations under any real estate or any mining claims.

       (k) Silver River has complied with all provisions relating to the issuance of shares and for the registration thereof under the Securities Act and all applicable state securities laws, or appropriate exemption from registration therefrom. To the best of Silver River's Knowledge, there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

       (l) Silver River currently has no, and for the past five years has not had, any employees, consultants or independent contractors other than its attorneys, accountants and transfer agent. Geoff Williams, Nancy Ah Chong and Amber Evans are, and will be at the Closing, the sole directors and sole executive officers of Silver River, and Geoff Williams and Nancy Ah Chong will be at the Closing the sole directors and sole executive officers of Merger Sub.

       (m) Silver River and Merger Sub have, and at the Closing will have, disclosed in writing to BioForce all events, conditions and facts materially affecting the business, financial conditions, including any liabilities, contingent or otherwise, or results of operations of either Silver River or Merger Sub, since September 30, 2005.

       (n) To Silver River's Knowledge, Silver River was originally organized for the purposes of, and with a specific plan for the ownership and operations of mining claims. Subsequently, Silver River revised its business to seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

       (o) To Silver River's knowledge, all information regarding Silver River which has been provided to BioForce by Silver River, or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of Silver River, to the public or filed with the SEC or any state securities regulators or authorities, is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations. Without limiting the generality of the foregoing, Silver River has filed all required reports, schedules, forms, statements and other documents with the SEC since the filing of its registration statement on Form 10-SB on December 14, 2004, including all filed reports, schedules, forms, statements and other documents whether or not required (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Silver River included in the SEC Documents are true and complete and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

       (p) To Silver River's Knowledge, Silver River is and has been in compliance with, and Silver River has conducted any business owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002, and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. Silver River has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. To its Knowledge, Silver River has never conducted any operations or engaged in any business transactions of a material nature other than as set forth in the reports Silver River has previously filed with the SEC.

       (q) The certificates of the Chief Executive Officer and Principal Accounting Officer of Silver River required by Rules 13a-14 and 15d-14 of the Exchange Act or Section 906 of the Sarbanes-Oxley Act of 2002 with respect to the SEC Documents, as applicable, are true and correct as of the date of this Agreement as they relate to a particular SEC Document, as though made as of the date of this Agreement. Silver River has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

       (r) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Silver River Financial Statements, there is no basis for any assertion against Silver River of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

             (i) result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from Silver River to any person or entity, including without limitation any employee, director, officer;

            (ii) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate; or

             (iii) result in the acceleration of the time of payment or vesting of any such benefits.

       (s) To Silver River's Knowledge, no aspect of Silver River's business, operations or assets is of such a character as would restrict or otherwise hinder or impair Silver River from carrying on the business of Silver River as it is presently being conducted and as anticipated following consummation of the Merger.

       (t) To Silver River's Knowledge, other than retention of accountants, attorney, and transfer agent, Silver River has no other contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise.

       (u) None of Silver River, Merger Sub or any other affiliate thereof has or maintains any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare
       (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents.

       (v) There are no actions, proceedings or investigations pending or, to Silver River's Knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Silver River or any predecessor in interest with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To Silver River's Knowledge after due investigation;

             (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Silver River under any Environmental Law;

            (ii) Silver River is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment;

           (iii) Silver River is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body;

            (iv) Silver River is in material compliance with all applicable Environmental Laws; and

             (v) no real property, now or in the past, used, owned, managed or controlled by Silver River contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (x) violates any Environmental Law, or (y) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.

       For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

       (w) To Silver River's Knowledge, no representation or warranty by Silver River or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Silver River in connection herewith have been and will be complete originals, or exact copies thereof.

       SECTION 6 Closing. The Closing of the transactions contemplated herein will take place on such date (the "Closing") as mutually determined by the parties hereto, but no later than five (5) days after all conditions precedent have been satisfied or waived and all required documents have been delivered. The parties will use their reasonable commercial efforts to cause the Closing to occur on or before February 15, 2006. The "Effective Time of the Merger" will be that date and time specified in the Certificate of Merger as the date on which the Merger will become effective.

       SECTION 7 Actions Prior to Closing.

       (a) Prior to the Closing, BioForce on the one hand, and Silver River and Merger Sub on the other hand, will be entitled to make such investigations of the assets, properties, business and operations of the other party and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination will be conducted at reasonable times and under reasonable circumstances, and the parties hereto will cooperate fully therein. The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect. Until the Closing, the parties hereto and their respective affiliates will keep confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement any information or documents obtained from the other concerning its assets, properties, business or operations. If the Closing will not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the parties hereto and their respective affiliates will not disclose, nor use for their own benefit, any such information or documents obtained from the other, in either case, unless and to the extent

             (i) readily ascertainable from public or published information, or trade sources;

            (ii) received from a third party not under an obligation to such BioForce or Silver River, as the case may be, to keep such information confidential; or

           (iii) required by any applicable law, rule, regulation or court order.

       If the Closing does not occur for any reason, each of the parties and their respective affiliates will promptly return or destroy all such confidential information and compilations thereof as is practicable, and will certify such destruction or return to the other party.

       (b) Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement will be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that

             (i)    such approval will not be unreasonably withheld, and

            (ii) such review and approval will not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

       (c) Prior to the Effective Time of the Merger, Silver River will amend its Certificate of Incorporation in the form attached hereto as
       Attachment "A" to (i) increase its authorized capitalization to include 10,000,000 shares of "blank check" preferred stock, and (ii) change Silver River's corporate name to BioForce Nanosciences Holdings, Inc.

       (d) Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of Silver River common stock after the date hereof and there will be no dividends or other distributions paid on Silver River's common stock after the date hereof, in each case through and including the Effective Time of the Merger. Silver River and Merger Sub will conduct no business activities prior to the Closing other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

       (e) Silver River, acting through its Board of Directors, will authorize the effectuation of the 2 shares for 1 share Forward Stock Split and take all requisite and necessary action to finalize the stock split and, in accordance with applicable law, give notice of and submit for action by written consent of its stockholders;

             (i) an amendment to its Certificate of Incorporation to increase the authorized capitalization of Silver River to include 10,000,000 shares of "blank check" preferred stock;

             (ii) a proposal to prepare and approve an employee / directors incentive compensation plan and allocate 5,000,000 shares of Silver River common stock to the plan (the "BioForce Nanosciences Incentive Compensation Plan"); and

             (iii) an amendment to its Certificate of Incorporation to change Silver River's corporate name to BioForce Nanosciences Holdings, Inc.

       (f) Silver River will take the requisite and necessary actions to obtain the written consent for those actions discussed in Section 7(e) above as soon as practicable after the execution of this Agreement and, as promptly as practicable thereafter will:

             (i) prepare and file with the SEC a preliminary Information Statement to be disseminated by Silver River to its stockholders (the "Information Statement") relating to the matters stated above;

            (ii) take the appropriate action to obtain and furnish the information required by the SEC to be included in the definitive Information Statement; and

           (iii) after consultation with counsel to BioForce, respond promptly to any comments made by the SEC with respect to the preliminary Information Statement and cause the definitive Information Statement to be mailed to its stockholders as promptly as practicable following clearance from the SEC.

       (g) BioForce will provide to Silver River any information for inclusion in the Information Statement which may be required under applicable law and which is reasonably requested by Silver River. Each of BioForce, Silver River and Merger Sub, respectively, agree promptly to correct any information provided by any of them for use in the Information Statement if, and to the extent that, such information will have become false or misleading in any material respect and Silver River further agrees to take all necessary steps to cause the Information Statement as so corrected to be filed with the SEC and to be disseminated to its stockholders to the extent required by applicable federal securities laws.

       (h) Silver River hereby represents and warrants that the information supplied or to be supplied by Silver River for inclusion or incorporation by reference in (i) the Information Statement or (ii) the Other Filings (as defined below) will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. BioForce hereby represents and warrants that the information supplied or to be supplied by BioForce for inclusion or incorporation by reference in the Information Statement or Other Filings will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       (i) As soon as practicable following the date hereof and following the Effective Time of the Merger, each of Silver River and BioForce will properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (collectively, the "Other Filings").

       (j) Except as required by law, Silver River and Merger Sub will not voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger not being satisfied. Without limiting the generality of the foregoing Silver River and Merger Sub will not take any action that would result in

             (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, or

             (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

       (k) Silver River common stock will continue to be approved for quotation on the OTC Bulletin Board and Silver River will have continued to satisfy throughout the period from the date hereof through the Closing Date (i) its filing requirements under Section 13 of the Exchange Act and (ii) the requirements of Rule 15c2-11 as promulgated by the SEC under the Exchange Act.

       SECTION 8 Conditions Precedent to the Obligations of BioForce. All obligations of BioForce under this Agreement to effect the Merger and the other transactions contemplated hereby are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time of the Merger, as indicated below, of each of the following conditions:

       (a) The representations and warranties by or on behalf of Silver River and Merger Sub contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and Effective Time of the Merger as though such representations and warranties were made at and as of such time.

       (b) Silver River and Merger Sub will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger.

       (c) On or before the Closing, the directors of Silver River and Merger Sub, and Silver River as sole stockholder of Merger Sub, will have approved in accordance with applicable provisions of the NRS the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and will have approved the amendment to its Certificate of Incorporation and the BioForce Nanosciences Incentive Compensation Plan and submitted the same for approval by the stockholders of Silver River, as required.

       (d) On or before the Closing, Silver River and Merger Sub will have delivered certified copies of resolutions of the sole stockholder and directors of Merger Sub and of the directors and stockholders of Silver River approving and authorizing:

             (i) the execution, delivery and performance of this Agreement and all necessary and proper actions to enable Silver River and Merger Sub to comply with the terms of this Agreement;

            (ii)    the  election  of  BioForce's   nominees  to  the  Board  of
                    Directors of Silver River and all matters outlined or contemplated herein;

           (iii)    the Forward Stock Split; and

            (iv) the submission of the amendment to the Certificate of Incorporation and the BioForce Nanosciences Incentive Compensation Plan to the stockholders of Silver River and the filing of the amendment to the Certificate of Incorporation upon approval thereof.

       (e) Prior to the Closing, either (x) Silver River must receive from each of the BioForce Stockholders an "investment letter" or other equivalent document providing whether or not the investor is an "accredited investor," as defined under Regulation D of the Securities Act, and whether or not the investor is a "U.S. Person," as defined under Regulation S of the Securities Act, and evidencing that no more than 35 BioForce Stockholders are U.S. Persons, but not accredited investors; or
       (y) in the alternative, if not all BioForce Stockholders deliver an investment letter or equivalent document, then the total number of BioForce Stockholders not delivering a letter plus the total number of BioForce Stockholders delivering a letter indicating that they are a U.S. Person, but not an accredited investor, may not exceed 35 persons.

       Each of the BioForce Stockholders delivering an investment letter must also agree that the shares of Silver River common stock to be issued in the Merger are, among other things

             (i) being acquired for investment purposes and not with a view to public resale;

            (ii)    being acquired for the investor's own account; and

           (iii) restricted and may not be resold, except in reliance of an exemption under the Act.

       (f) The Merger will be permitted by applicable state law and Silver River will have sufficient shares of its common stock authorized to complete the Merger at the Effective Time and the transactions contemplated hereby.

       (g) Prior to the Closing, Silver River will have sold a minimum of $2.5 million in the Private Placement and gross proceeds of at least $2.5 million will be held in the special escrow account as per the terms and conditions set forth in the PPM.

       (h) The amendment to the Certificate of Incorporation and BioForce Nanosciences Incentive Compensation Plan will have been approved by the requisite vote of the stockholders of Silver River, acting by written consent in lieu of a special meeting thereof, and the amendment to the Certificate of Incorporation will have been filed in accordance with the applicable requirements of the NRS.

       (i) At Closing, all of the directors and officers of Silver River and Merger Sub will have resigned in writing from their positions as directors and executive officers of Silver River and Merger Sub, respectively, effective upon the election and appointment of BioForce nominees, and the directors of Silver River will have taken such action as may be deemed necessary or desirable by BioForce regarding such election and appointment of the BioForce nominees.

       (j) At the Closing, all instruments and documents delivered by Silver River or Merger Sub, including to BioForce Stockholders pursuant to the provisions hereof, will be reasonably satisfactory to legal counsel for BioForce.

       (k) The capitalization of Silver River and Merger Sub will be the same as described in Section 5(h) above and will reflect the effectiveness of the amendment to the Certificate of Incorporation increasing Silver River's authorized capitalization.

       (l) The shares of Silver River common stock to be issued to BioForce Stockholders at Closing will be validly issued, nonassessable and fully paid under the applicable provisions of the NRS and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

       (m) BioForce will have received all necessary and required approvals and consents from required parties and from its stockholders.

       (n) At the Closing, Silver River and Merger Sub will have delivered to BioForce an opinion of Silver River's legal counsel dated as of the Closing to the effect that:

             (i) Each of Silver River and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (ii) Silver River and Merger Sub each has the corporate power to execute, deliver and perform its respective obligations under this Agreement;

           (iii) This Agreement has been duly authorized, executed and delivered by Silver River and Merger Sub and is a valid and binding obligation of Silver River and Merger Sub enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

            (iv) Silver River and Merger Sub each through its Board of Directors and/or stockholders, as required, have taken all corporate action necessary for performance under this Agreement;

             (v) The documents executed by Silver River and delivered to BioForce and BioForce Stockholders hereunder are valid and binding in accordance with their terms and vest in BioForce Stockholders all right, title and interest in and to the shares of Silver River's common stock to be issued pursuant to Section 2 hereof, and the shares of Silver River common stock when issued will be duly and validly issued, fully paid and nonassessable;

            (vi) The shares of Silver River common stock issued pursuant to this Agreement will be deemed "restricted securities" and may be sold or otherwise transferred upon the satisfaction of the provisions of Rule 144, or pursuant to any other appropriate exemption or registration under the Securities Act;

           (vii) Silver River has satisfied its reporting requirements pursuant to the Exchange Act and has fulfilled all disclosure obligations under such Act and applicable securities laws; and

          (viii) Current stockholders of Silver River common stock will have no appraisal or similar rights as a result of consummation of this Agreement and the transactions contemplated hereby.

       (o) BioForce will have completed its financial and legal due diligence investigation of Silver River with results thereof satisfactory to BioForce in its sole discretion.

       Section 9 Conditions Precedent to the Obligations of Silver River and Merger Sub. All obligations of Silver River and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Time of the Merger, of each of the following conditions:

       (a) The representations and warranties by BioForce contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

       (b) BioForce will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

       (c) On or before the Closing, the directors of BioForce will have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and will have submitted the same to the stockholders of BioForce.

       (d) On or before the Closing Date, BioForce will have delivered certified copies of resolutions of the stockholders and directors of BioForce approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and authorizing all of the necessary and proper action to enable BioForce to comply with the terms of this Agreement.

       (e) The Merger will be permitted by applicable state law.

       (f) Prior to the Closing, either (x) Silver River must receive from each of the BioForce Stockholders an "investment letter" or other equivalent document providing whether or not the investor is an "accredited investor," as defined under Regulation D of the Securities Act, and whether or not the investor is a "U.S. Person," as defined under Regulation S of the Securities Act, and evidencing that no more than 35 BioForce Stockholders are U.S. Persons, but not accredited investors; or
       (y) in the alternative, if not all BioForce Stockholders deliver an investment letter or equivalent document, then the total number of BioForce Stockholders not delivering a letter plus the total number of BioForce Stockholders delivering a letter indicating that they are a U.S. Person, but not an accredited investor, may not exceed 35 persons.

       Each of the BioForce Stockholders delivering an investment letter must also agree that the shares of Silver River common stock to be issued in the Merger are, among other things

             (i) being acquired for investment purposes and not with a view to public resale;

            (ii)    being acquired for the investor's own account; and

           (iii) restricted and may not be resold, except in reliance of an exemption under the Act.

       (g) At the Closing, all instruments and documents delivered by BioForce pursuant to the provisions hereof will be reasonably satisfactory to legal counsel for Silver River. (h) The capitalization of BioForce will be the same as described in Section 4(a) hereof, subject to exercise or conversion of currently outstanding exercisable or convertible securities.

       (i) Silver River will have received all necessary and requisite approvals and consents from required parties and from its stockholders, and this Agreement and the Merger will have been adopted and approved by the requisite vote of BioForce Stockholders.

       (j) At the Closing, BioForce will have delivered to Silver River an opinion of BioForce's legal counsel dated as of the Closing to the effect that:

             (i)    BioForce  is a  corporation  validly  existing  and in  good
                    standing  under  the  laws  of  the   jurisdiction   of  its
                    incorporation;

             (ii) This Agreement has been duly authorized, executed and delivered by BioForce and is a valid and binding obligation of BioForce enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

           (iii) BioForce, through its Board of Directors and stockholders has taken all corporate action necessary for performance of its obligations under this Agreement; and

            (iv) BioForce has the corporate power to execute, deliver and perform its obligations under this Agreement.

       (k) Silver River will have an exemption from registration under the Securities Act and the securities laws of the State of Delaware and the various states of residence of BioForce Stockholders for issuance of the shares of Silver River common stock to be issued to BioForce Stockholders in the Merger.

       SECTION 10 Survival; Indemnification.

       (a) From and after the Closing, and subject to the limitations set forth in this Section 10, the SR Stockholders shall indemnify Silver River against and from all liabilities, demands, claims, actions or causes or action, losses, damages, costs and expenses which arise out of (i) any breach of any representation and warranty contained in Section 5 hereof; or (ii) any breach by the SR Stockholders or, prior to the Closing, Silver River or Merger Sub, of any of its covenants or obligations contained in this Agreement.

       (b) Silver River shall not be entitled to recover under Section 10(a) until, and then only to the extent that, the total amount which Silver River would recover under Section 10(a), but for this Section 10(b), exceeds $250,000 in the aggregate.

       (c) Silver River shall not be entitled to recover under Section 10(a) unless a claim has been asserted by written notice, setting forth the basis for such claim, delivered to the SR Stockholders on or prior to the date which is two years after the Effective Time of the Merger.

       (d) The SR Stockholders may satisfy any obligation under this Section 10, or any portion thereof, by delivery to Silver River of certificates representing shares in Silver River, which shall then be cancelled. In any such event, such shares shall be valued at the average of the closing prices of Silver River common stock on the primary exchange or market on which it is then listed or traded during the ten (10) trading days immediately preceding the date on which such certificates are so delivered.

       SECTION 11 Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

       SECTION 12 Documents at Closing. At the Closing, the following documents will be delivered:

       (a) BioForce will deliver, or will cause to be delivered, to Silver River the following:

             (i) a certificate executed by the President of BioForce to the effect that all representations and warranties made by BioForce under this Agreement are true and correct as of the Closing and as of the Effective Time of the Merger, the same as though originally given to Silver River or Merger Sub on said date and that BioForce has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

            (ii) a certificate from the state of BioForce's incorporation dated within five business days of the Closing to the effect that BioForce is in good standing under the laws of said state;

           (iii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement and the other Transaction Documents;

            (iv) executed copy of the Certificate of Merger for filing in Delaware;

             (v) certified copies of resolutions adopted by BioForce Stockholders and the directors of BioForce approving the
                    Merger Agreement and other Transaction Documents and authorizing the Merger;

            (vi) the opinion of BioForce's counsel as described in Section 9(i) above; and

           (vii) all other items, the delivery of which is a condition precedent to the obligations of Silver River and Merger Sub, as set forth herein.

       (b) Silver  River and Merger Sub will deliver or cause to be delivered to
BioForce:

             (i) stock certificates representing those securities of Silver River to be issued as a part of the Merger as described in
                   Section 2 hereof;

            (ii) a certificate of the President of Silver River and Merger Sub, respectively, to the effect that all representations and warranties of Silver River and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to BioForce on said date; and that each of Silver River and Merger Sub has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

           (iii) certified copies of resolutions adopted by Silver River's and Merger Sub's Board of Directors and Merger Sub's sole stockholder approving the Merger Agreement and authorizing the Merger and all related matters; and certified copies of resolutions adopted by the stockholders of Silver River approving the matters described in Section 7(e) above;

            (iv) certificates from the jurisdiction of incorporation of Silver River and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

             (v) executed copy of the Certificate of Merger for filing in Nevada;

            (vi) opinion of Silver River's counsel as described in Section 8(m) above;

           (vii) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

          (viii) written resignation of all of the officers and directors of Silver River and Merger Sub; and

            (ix) all other items, the delivery of which is a condition precedent to the obligations of BioForce, as set forth in
                    Section 8 hereof.

       SECTION 13 Finder's Fees. Silver River and Merger Sub, jointly and severally, represent and warrant to BioForce, and BioForce represents and warrants to Silver River and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

       SECTION 14 Additional Covenants. Between the date hereof and the Closing, except with prior written consent of the other party:

       (a) Silver River, Merger Sub and BioForce will conduct their business only in the usual and ordinary course and the character of such business will not be changed nor will any different business be undertaken;

       (b) No change will be made in the Certificate of Incorporation or Bylaws of Silver River, Merger Sub or BioForce except as described herein;

       (c) No change will be made in the authorized or issued shares of Silver River except as set forth herein;

       (d) Neither Silver River nor BioForce will discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business; and

       (e) Silver River will not make any payment or distribution to its stockholders or purchase or redeem any shares or common stock except as set forth herein.

       SECTION 15 Post-Closing Covenants. After the Closing and within four days thereof, BioForce will cause Silver River to timely file with the SEC a current report on Form 8-K to report the Merger Closing. BioForce will also cause Silver River to timely file, in connection with the Private Placement, a Form D with the SEC and such other reports or fillings that may be required by the SEC and/or state regulatory agency. In addition, for a period of 12 months following the Closing, BioForce will cause Silver River to use its commercially reasonable efforts to timely file all reports and other documents required to be filed by Silver River under the Exchange Act.

       SECTION 16 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Silver River or BioForce:

       (a) By mutual written consent of Silver River and BioForce;

       (b) By either Silver River or BioForce, if the Effective Time of the Merger will not have occurred on or before February 15, 2006 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date;

       (c) By either Silver River or BioForce if any governmental entity

             (i) will have issued an order, decree or ruling or taken any other action (which the parties will use their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable; or

            (ii) will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the parties will have used their reasonable best efforts to obtain); if such action under (i) and/or (ii) is necessary to fulfill the conditions set forth in Sections 8 and 9, as applicable;

       (d) By either Silver River or BioForce, if the approvals of the respective stockholders of either Silver River or BioForce contemplated by this Agreement will not have been obtained by reason of the failure to obtain the required vote of stockholders or consent to the respective matters as to which such approval was sought;

       (e) By Silver River, if BioForce will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in
       Section 9 are not capable of being satisfied on or before the Termination Date; or

       (f) By BioForce, if Silver River will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in
       Section 8 are not capable of being satisfied on or before the Termination Date.

       SECTION 17 Effect of Termination. In the event of termination of this Agreement by either Silver River or BioForce as provided in Section 16 (other than Sections 16(e) or (f)), this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the parties or their respective officers or directors.

       SECTION  18 Miscellaneous.

       (a) Further Assurances. At any time and from time to time after the Effective Time of the Merger, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement. (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

       (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

       (d) Notices. All notices and other communications hereunder will be in writing and will be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

       (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

       (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       (g) Binding Effect. This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

       (h) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

       (i) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

       (j) Responsibility and Costs. Whether the Merger is consummated or not and except as otherwise set forth below, all fees, expenses and out-of-pocket costs including, but not limited to, fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that are incurred by the parties hereto will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs of all parties hereto. Notwithstanding the above, the parties agree that BioForce will pay to Leonard E. Neilson, Attorney at Law, all reasonable legal fees, expenses and costs associated with the preparation and execution of this Agreement and all transactions, agreements and documents associated thereto and contemplated hereby, including preparation of the PPM and all requisite filings and reports required pursuant to the Private Placement depicted in Section 2(g)(i) above, or other financing that may be secured by BioForce and/or Silver River prior to the Closing, which amount for such legal fees and expenses will not exceed $50,000. All printing expenses and Edgar filing expenses, will be paid by BioForce, and any and all filing fees, finders' fees, commissions, sales costs and other reasonable expenses associated with the Private Placement will be paid by BioForce from proceeds from the Private Placement. No other pre-Merger fees, expenses or other costs incurred by Silver River prior to the Effective Time of the Merger will be the obligation of Silver River at or following the Effective Time of the Merger.

       (k) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.


                         [Signatures on Following Page]

       IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                     BioForce Nanosciences, Inc.

                                     By: /s/ Eric Henderson, Ph.D.
                                         ---------------------------------------
                                           Eric Henderson, Ph.D.
                                     Its:  Chief Executive Officer



                                     Silver River Ventures, Inc.

                                     By: /s/ Geoff Williams
                                         ---------------------------------------
                                           Geoff Williams
                                     Its:  President



                                     Silver River Acquisitions, Inc.

                                     By: /s/ Geoff Williams
                                         ---------------------------------------
                                           Geoff Williams
                                     Its:  President



                                     SR Stockholders

                                     /s/ H. Deworth Williams
                                     -------------------------------------------
                                           H. Deworth Williams


                                     /s/ Edward F. Cowle
                                     -------------------------------------------
                                           Edward F. Cowle

                                   ADDENDUM TO
                          AGREEMENT AND PLAN OF MERGER

     This Addendum to Agreement and Plan of Merger (hereinafter the "Addendum"), is made and entered into as of the 23rd day of December 2005, by and among SILVER RIVER VENTURES, INC., a Nevada Corporation ("Silver River"), SILVER RIVER ACQUISITIONS, INC., a Nevada corporation ("Merger Sub"); H. DEWORTH WILLIAMS and EDWARD F. COWLE, principal stockholders of SILVER RIVER ("Principal
Stockholders"); and BIOFORCE NANOSCIENCES, INC., a Delaware corporation ("BIOFORCE"); and is intended to amend that certain Agreement and Plan of Merger executed by the parties hereto on November 30, 2005 (the "Merger Agreement").

                                    RECITALS:

     WHEREAS, the parties hereto desire to amend the Merger Agreement to add to and/or revise the terms and conditions contained therein; and

     WHEREAS, the parties hereto desire that all other terms and conditions of the Merger Agreement not specifically amended hereby will remain in full force and effect.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties hereby agree as follows:

     1. The parties hereto agree that the Merger Agreement will be amended by replacing Section 2(f)(v) thereof with the following:

     "2(f)(v)       Following  the  Closing  of this  Agreement,  as  defined in
                    Section 2(g) below, current holders of BioForce stock options and warrants will have their options and warrants converted into new options and warrants, exercisable to purchase shares of Silver River common stock, on terms and conditions equivalent to the existing terms and conditions of the respective BioForce options and/or warrants. The parties hereto acknowledge and agree that the maximum number of shares of Silver River common stock to be available for the conversion of existing BioForce stock options and warrants following the Closing will be 2,537,565 shares. This number has been determined by taking the maximum number of BioForce shares (2,124,801) into which the existing BioForce stock options and warrants may be converted and multiplying by 1.19426 (Conversion Ratio). Also, each new option or warrant will be exercisable or convertible into a number of Silver River shares equal to the number of BioForce shares subject to the existing option or warrant, multiplied by the Conversion Ratio. Further, the exercise price per shares for each new option or warrant to purchase Silver River shares will equal the conversion price per share of the existing BioForce options or warrants, divided by the Conversion Ratio."

     2. The parties hereto further agree that the Merger Agreement will be amended by replacing Sections 2(g)(ii), 2(g)(iii) and 2(g)(vi) thereof with the following:

     "2(g)(ii)      The Private  Placement  will  consist of offering  4,000,000 shares of Silver River common stock (post-split) at the offering price of $1.50 per share. All other terms of the Private Placement will be approved by BioForce in its reasonable discretion."

     "2(g)(iii)     In connection with the Private Placement, BioForce agrees to assist Silver River in the preparation of a confidential private placement memorandum (the "PPM") to be used in connection with the offering and to provide Silver River with all information, documents and financial statements with respect to BioForce required and necessary to be included in the PPM."

     "2(g)(vi)      Following  completion  of  the  Private  Placement  and  the
                    Closing of this Agreement, the parties hereto agree to use their best effort to cause Silver River to prepare and file with the SEC a registration statement on Form SB-2, or other equivalent and appropriate form, relating to certain issued and outstanding shares of Silver River common stock. Those shares of Silver River common stock that may be included in the registration statement will be (x) shares of Silver
                    River common stock sold  pursuant to the Private  Placement;
                    (y) shares of certain current BioForce stockholders that have existing registration rights relating to their BioForce shares and who will receive Silver River shares pursuant to the Merger; and (z) such other shares as may be determined by the Silver River Board of Directors following the Closing."

     3. All other provisions, terms and conditions of the Merger Agreement will remain in full force and effect and will not be altered or amended except as otherwise provided herein.

     4. All capitalized terms used, but not otherwise defined herein, will have the respective meanings ascribed to them in the Merger Agreement.

     5. This Addendum will be governed by, and construed in accordance with, the laws of the State of Nevada without regard to its conflicts of laws principles.

     6. This Addendum may be executed in one or more counterparts, each such counterpart to be deemed an original instrument, but all of which such counterparts together will constitute but one agreement.

     7. This Addendum may not be modified or amended, nor any provision hereof waived, by any party, except by a writing executed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum to Revised and Amended Agreement and Plan of Merger in a manner legally binding upon them as of the date first above written.




                                              BIOFORCE NANOSCIENCES, INC.



                                              By: /s/  Eric Henderson, Ph.D.
                                                  ------------------------------
                                                   Eric Henderson, Ph.D.
                                              Its: President


                                              SILVER RIVER VENTURES, INC.



                                              By: /s/ Edward F. Cowle
                                                  ------------------------------
                                                  Edward F. Cowle
                                             Its: President


                                              SILVER RIVER ACQUISITIONS, INC.



                                              By: /s/  Geoff Williams
                                                  ------------------------------
                                                  Geoff Williams
                                              Its: President


                                              PRINCIPAL STOCKHOLDERS


                                              /s/  H. Deworth Williams
                                              ---------------------------------
                                              H. Deworth Williams


                                              /s/ Edward F. Cowle
                                              ---------------------------------
                                              Edward F. Cowle


                                      -2-


                                ADDENDUM NO. 2 TO
                          AGREEMENT AND PLAN OF MERGER

     This Addendum No. 2 to Agreement and Plan of Merger (hereinafter the "Addendum"), is made and entered into as of the 15th day of February 2006, by and among SILVER RIVER VENTURES, INC., a Nevada Corporation ("Silver River"), SILVER RIVER ACQUISITIONS, INC., a Nevada corporation ("Merger Sub"); H. DEWORTH WILLIAMS and EDWARD F. COWLE, principal stockholders of SILVER RIVER ("Principal Stockholders"); and BIOFORCE NANOSCIENCES, INC., a Delaware corporation ("BIOFORCE"); and is intended to amend that certain Agreement and Plan of Merger executed by the parties hereto on November 30, 2005 (the "Merger Agreement"), and previously amended by an Addendum dated December 23, 2005.

                                    RECITALS:

     WHEREAS, the parties hereto desire to amend the Merger Agreement to add to and/or revise the terms and conditions contained therein; and

     WHEREAS, the parties hereto desire that all other terms and conditions of the Merger Agreement not specifically amended hereby or previously will remain in full force and effect.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties hereby agree as follows:

     1. The parties hereto agree that the Merger Agreement will be amended by replacing Section 16(b) thereof with the following:

     "16(b) (b) By either Silver River or BioForce, if the Effective Time of the Merger will not have occurred on or before February 28, 2006 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date."

     3. All other provisions, terms and conditions of the Merger Agreement will remain in full force and effect and will not be altered or amended except as otherwise provided herein.

     4. All capitalized terms used, but not otherwise defined herein, will have the respective meanings ascribed to them in the Merger Agreement.

     5. This Addendum will be governed by, and construed in accordance with, the laws of the State of Nevada without regard to its conflicts of laws principles.

     6. This Addendum may be executed in one or more counterparts, each such counterpart to be deemed an original instrument, but all of which such counterparts together will constitute but one agreement.

     7. This Addendum may not be modified or amended, nor any provision hereof waived, by any party, except by a writing executed by each of the parties hereto.


                         [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum No. 2 to Agreement and Plan of Merger in a manner legally binding upon them as of the date first above written.


                                         BIOFORCE NANOSCIENCES, INC.



                                     By: /s/ Eric Henderson, Ph.D.
                                         -------------------------------
                                              Eric Henderson, Ph.D.
                                         Its: President


                                         SILVER RIVER VENTURES, INC.



                                     By: /s/ Edward F. Cowle
                                         -------------------------------
                                              Edward F. Cowle
                                         Its: President


                                         SILVER RIVER ACQUISITIONS, INC.



                                         By: /s/ Geoff Williams
                                         -------------------------------
                                                  Geoff Williams
                                             Its: President


                                             PRINCIPAL STOCKHOLDERS


                                             /s/ H. Deworth Williams
                                         --------------------------------
                                             H. Deworth Williams


                                            /s/ Edward F. Cowle
                                         --------------------------------
                                             Edward F. Cowle


                                      -2-